UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 15, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 15, 2006 a proposed settlement of issues involving Connecticut Yankee Atomic Power Company ("Connecticut Yankee") was filed with the Federal Energy Regulatory Commission ("FERC"). This settlement, if approved by the FERC, will, among other things, result in lower decommissioning expenses for Central Vermont Public Service Corporation (the "Company") over the near-term and resolve any claims of imprudence, made in the Docket described below, against Connecticut Yankee in its decommissioning effort.

As previously reported, the Company has a 2 percent equity ownership interest in Connecticut Yankee. Connecticut Yankee is permanently shut down and is conducting decommissioning activities. Connecticut Yankee collects decommissioning and closure costs through FERC-approved wholesale rates charged under power agreements with several New England utilities, including the Company. As of June 30, 2006, the Company's obligation related to Connecticut Yankee was about $9.1 million. Historically, the Company's share of these costs has been recovered from retail customers through PSB-approved rates.

On July 1, 2004 Connecticut Yankee filed an updated schedule of decommissioning charges including revisions to its Power Contract, with the FERC. The filed costs are based on a 2003 estimate of the cost to complete decommissioning and fuel storage until the assumed removal of the spent fuel by 2023. Among the issues raised by intervenors in the Docket ER04-981-000 were allegations that Connecticut Yankee imprudently managed the performance of the decommissioning operations contractor, Bechtel Power Corporation ("Bechtel"), itself an intervenor in the Docket. In addition, Bechtel had filed a lawsuit against Connecticut Yankee with respect to the termination of that decommissioning contract in the Superior Court of the State of Connecticut. That lawsuit was settled in March 2006.

In November 2005, the Administrative Law Judge issued an initial ruling that there was no evidence of Connecticut Yankee imprudence as claimed by certain intervenors and that the decommissioning escalation rate factor used to adjust the filed estimate be reduced and that the decommissioning requirements be recalculated to reflect that reduction.

Among the notable provisions of the August 15, 2006 settlement filed with the FERC are the following: 1) the decommissioning collections schedule will be reduced to reflect the lower escalation factor starting January 1, 2007; 2) any claims of imprudence, made in the Docket, against Connecticut Yankee in its decommissioning effort are resolved; 3) the decommissioning collections schedule will credit ratepayers with the $15 million settlement payment from Bechtel to Connecticut Yankee in 2007, 2008 and 2009; 4) the decommissioning collections schedule will be reduced by $10 million as part of a budget incentive plan wherein timely license termination performance by Connecticut Yankee will offset some of the reduction; 5) the decommissioning collections schedule will be extended from 2010 to December 2015; 6) the decommissioning collections schedule will be subject to an investment earnings tracking mechanism for performance greater than or less than certain targets, and 7) Connecticut Yankee will resume reasonable payment of dividends to its stockholders subject to certain incentive target balances.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President for Legal and Public Affairs and Corporate Secretary

August 21, 2006